UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                         SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]Definitive Proxy Statement
[X]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Section 240.14a-11(c)or
   Section 240.14a-12

                      SCIENTIFIC INDUSTRIES, INC.
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       (Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the
Registrant)

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        it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by
    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule
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                       SCIENTIFIC INDUSTRIES, INC.


                   SECOND SUPPLEMENT TO PROXY STATEMENT
			 ------------------------------------

                                FOR THE
                   2002 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON NOVEMBER 18, 2002


	The Proxy Statement, dated October 9, 2002, as supplemented by the Supplement to Proxy Statement, dated November 1, 2002, each previously furnished to stockholders of Scientific Industries, Inc. (the "Company") for the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at the Princeton Club, 15 West 43rd Street, New York, New York 10036 on Monday, November 18, 2002 at 10:30 A.M. (New York Time) is hereby supplemented further as follows:

Voting Information

	"Broker non-votes" with respect to a particular matter are shares held in street name that are not voted on the matter because either no instructions are given by the beneficial owner as to how to vote the shares or the broker is not permitted under applicable rules because of the subject matter of the proposal to vote such shares, but whose shares are present on at least one matter. Such shares will be deemed present in determining a quorum but, in the view of the Company, they should not be counted as voting on each proposal at this Meeting; accordingly, they will not have any effect on any of the proposals presented to the stockholders at this Meeting. As stated in the Proxy Statement as supplemented, the vote required to approve the proposals to approve the 2002 Stock Option Plan, the ratification of the independent auditors and the Kleiman Stockholder Proposal, is, in each case, the affirmative vote of the holders of a majority of the votes cast. There is uncertainty regarding the manner in which we intend to calculate such votes under the Company's Bylaws and Delaware law.

Proxy Cards

	You should have received the WHITE proxy card (the "Original Proxy Card") which accompanied the Proxy Statement dated October 9, 2002 and a second WHITE proxy card (the "Second Proxy Card") which accompanied the Supplement to Proxy Statement dated November 1, 2002. Another copy of the Second Proxy Card is enclosed herewith. The Original Proxy Card did not include any reference to the Kleiman Stockholder Proposal.
Please note that consistent with Delaware law:

	If you have not returned the Original Proxy Card, please discard it. If you have previously returned the Original Proxy Card and have not returned the Second Proxy Card, you will have given the Company's
Board of Directors' designated proxy holders discretion to vote your shares against the Kleiman Stockholder Proposal and that is all you need to do if you support your Board's recommendation. If you wish to specify the manner in which your shares are to be voted on any of the proposals (including the Kleiman Stockholder Proposal), you should mark, sign, date and return either the Second Proxy Card or the accompanying
WHITE proxy card.  If you have not returned either the Original Proxy
Card or the Second Proxy Card, we encourage you to sign, date and return the enclosed proxy card and return it in the enclosed self-addressed postage pre-paid envelope.

Bohemia, New York, November 14, 2002

                                            /s/Robert P. Nichols
                                            ____________________________
                                            ROBERT P. NICHOLS
                                            Secretary